UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 22, 2014

Mitcham Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	000-25142	76-0210849
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8141 SH 75 South, P.O. Box 1175, Huntsville, Texas		77342
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	936-291-2277

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 22, 2014, Seamap Pte Ltd. ("Seamap Singapore"),a wholly-owned subsidiary of Mitcham Industries, Inc, completed a $15.0 million credit facility (the "Seamap Credit Facility") with The Hongkong and Shanghai Banking Corporation Limited ("HSBC-Singapore"). The agreement is dated August 15, 2014, but became effective on August 22, 2014.The facility consists of a $10.0 million term loan, a $3.0 million revolving credit facility, and a $2.0 million banker’s guarantee facility.

The term portion of the Seamap Credit Facility provides for eleven quarterly principal payments of $800,000 and a final payment of $1.2 million on or before August 22, 2017. Interest on the term facility is payable quarterly at LIBOR plus 2.75%. Under the Seamap Credit Facility, Seamap Singapore may borrow up to $3.0 million from time to time, for periods of from one to three months, for working capital and other general corporate purposes. Borrowings under the revolving credit facility bear interest at LIBOR plus 3.00%. Under the banker's guarantee facility, HSBC-Singapore will, from time to time, issue guarantees on behalf of Seamap Singapore for bid bonds, performance bonds, customs bonds and similar obligations.

The Seamap Credit Facility contains financial covenants that require Seamap Singapre to maintain a minimum shareholder's equity of S$15 million and a minimum ratio of debt to EBITDA of not less than 125% for each fiscal year, both as defined in the Seamap Credit Facility. Terms used in this Form 8-K and not defined herein have the meanings ascribed to them in the Seamap Credit Facility, which is filed with this Form 8-K as Exhibit 10.1.

Obligations under the Seamap Credit Facility are secured by security interests created under a Security Deed and a guarantee by Mitcham Industries, Inc. Under the Security Deed, Seamap Singapore has granted a security interest in substantially all of its assets.

The Seamap Credit Facility contains customary representations and warranties, conditions precedent to credit extensions, affirmative and negative covenants, and events of default. The negative covenants include restrictions on liens, additional indebtedness, acquisitions, fundamental changes, dispositions of property, restricted payments, and transactions with affiliates. The Seamap Credit Facility also requires Mitcham Industries, Inc., as guarantor, to comply with financial covenants contained in its credit agreement dated August 2, 2013 with HSBC Bank USA, N.A.

The descriptions of the Seamap Credit Facility and the Security Deed set forth above do not purport to be complete statements of the parties’ rights under the agreements and are qualified in their entirety by reference to the full text of the Seamap Credit Facility and the Security Deed, which are filed as Exhibits 10.1 and 10.2 with this Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above in Item 1.01, on August 22, 2014, Seamap Singapore completed a $15.0 million credit agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mitcham Industries, Inc.

August 27, 2014	By:	Robert P. Capps

Name: Robert P. Capps
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Facilities Agreement dated 15 August, 2014 between Seamap Pte Ltd as Company and Mitcham industries, Inc. as Guarantor and The HongKong and Shanghai Banking Corporation Limited as Lender
10.2	Security Deed dated 15 August, 2014 between Seamap Pte Ltd as Chargor and The HongKong and Shanghai Banking Corporation Limited as Lender